Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven E. Brady and Kim M. Davidson, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Application for Conversion on Form AC by OC Financial MHC, and the Registration Statement on Form S-1 by Ocean Shore Holding Co. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application for Conversion on Form AC and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Steven E. Brady	September 12, 2008
Steven E. Brady
President, Chief Executive Officer and Director
(principal executive officer)
Ocean Shore Holding Co.
OC Financial MHC

/s/ Donald F. Morgenweck	September 12, 2008
Donald F. Morgenweck
Senior Vice President and Chief Financial Officer
(principal accounting and financial officer)
Ocean Shore Holding Co.

Senior Vice President
(principal accounting and financial officer)
OC Financial MHC

/s/ Sylva A. Bertini	September 12, 2008
Sylva A. Bertini
Director
Ocean Shore Holding Co.
OC Financial MHC

/s/ Frederick G. Dalzell, M.D.	September 12, 2008
Frederick G. Dalzell, M.D.
Director
Ocean Shore Holding Co.
OC Financial MHC

/s/ John L. Van Duyne, Jr.	September 12, 2008
John L. Van Duyne, Jr.
Director
Ocean Shore Holding Co.
OC Financial MHC

/s/ Christopher J. Ford	September 12, 2008
Christopher J. Ford
Director
Ocean Shore Holding Co.
OC Financial MHC

/s/ Robert A. Previti, Ed.D	September 12, 2008
Robert A. Previti, Ed.D
Director
Ocean Shore Holding Co.
OC Financial MHC

/s/ Samuel R. Young	September 12, 2008
Samuel R. Young
Director
Ocean Shore Holding Co.
OC Financial MHC